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Exhibit 2.4

                                    EXHIBIT "D"
                                     GUARANTY

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                                     GUARANTY

Quaid Quadri; Marcella Quadri; Robert L. Hahn and Jan Hahn, jointly and severally, do hereby unconditionally guarantee to United Payphone Services, Inc. ("UPS"), and any debtor-in possession or trustee in bankruptcy which succeeds to the interest of UPS, will fully and promptly perform, pay, and discharge all of its present and future obligations to UPS under that certain Promissory Note, dated November 15, 1996, in the original principal Amount of $811,250.00, executed by Tru-Tel Communications, LLC ('Tru-Tel") and payable to the order of UPS (the "Note"), together with all accrued and unpaid interest thereon at the rate set forth in the Note; and agrees without UPS first having to proceed against TruTel or to liquidate any security therefor, to pay on demand all sums due and to become due UPS from Tru-Tel under the Note and all costs, attorneys' fees or expenses which may be suffered or incurred by UPS by reason of Tru-Tel's default or the default of the undersigned.

The undersigned agree that, subject to the provisions of the Note, the liability assumed hereunder is primary, direct, unconditional and enforceable without prior resort to Tru-Tel or to any security or to the obligation of any co-guarantor or any other person held by UPS, and it shall not be affected by any forbearance, extension of time or payment, settlement, composition, release or modification, express or implied, of any of the obligations hereby guaranteed, made by or entered into by UPS with Tru-Tel or with the undersigned or with any co-guarantor or any other person, firm or corporation, or by any release, substitution or alteration of any security or co-guarantor therefor permitted by UPS.

This Guaranty (herein referred to as the "Guaranty") is intended to be, and it is, a continuing Guaranty and shall continue in force for the life of said Note and until payment of all debts and liabilities and performance of all obligations hereunder have been completed. The liability of the undersigned hereunder shall be reinstated and revived, and the rights of UPS shall continue, with respect to any amount at any time paid on account of the indebtedness guaranteed hereby, which shall thereafter be required to be restored or returned by UPS upon the bakruptcy, insolvency or reorganization of Tru-Tel,. all as though such amount had not been paid.

The undersigned hereby waive notice of acceptance hereof and of presentment, demand, protest and notice of nonpayment or protest as to any note or obligations signed, accepted, endorsed or assigned to UPS by Tru-Tel. UPS may, without notice to the undersigned, renew or extend any obligations of Tru-Tel or of co-guarantors, may accept partial payments thereon or settle, release by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any such obligations, and/or security therefor, in any manner, consent to the release or transfer of such security and bid and purchase at any sale, without affecting or impairing the obligation of the undersigned hereunder.

The liability of the undersigned hereunder shall not be modified in any manner whatsoever by any extension that may be granted to Tru-Tel by any court in any proceeding under the Bankruptcy Code or any amendments thereof and the undersigned expressly waives the benefit of any such extension.

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The undersigned agree that they shall be and remain fully liable under this
Guaranty and this Guaranty shall remain in full force and effect, whether or not Tru-Tel is a joint venture, or whether Tru-Tel changes its status, ownership, composition, personnel, name, or location.

The undersigned hereby waive notice of acceptance of said agreements or of this Guaranty and waives demand of payment, notice of default, notice of acceleration, notice of intention to accelerate, notice of protest or dishonor of or upon any and all obligations hereby guaranteed and notice of amendment or modification of any such obligation.

The undersigned hereby agree that the terms, conditions, and covenants of this Guaranty cannot be limited or amended without UPS's written consent.

THE UNDERSIGNED HEREBY AGREE THAT THIS GUARANTY SHALL BE CONSTRUED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEVADA. ALL PARTIES TO THIS GUARANTY HEREBY CONSENT TO THE EXCLUSIVE JIURISDICTION OF THE EIGHTH JUDICIAL DISTRICT, CLARK COUNTY, NEVADA FOR PURPOSE OF SETTLING ANY DISPUTES ARISING FROM THIS GUARANTY.

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                            SIGNATURE PAGE TO GUARANTY

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the 15th day of November, 1996.





QUAID OUADRI




MARCELLA QUADRI




ROBERT L. HAHN




JAN HAHN